                   AS FILED WITH THE SECURITIES AND EXCHANGE
                        COMMISSION ON SEPTEMBER 29, 2003


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 KELLOGG COMPANY
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                   38-0710690
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification No.)
               or Organization)

              ONE KELLOGG SQUARE
            BATTLE CREEK, MICHIGAN                            49016-3599
   (Address of Principal Executive Offices)                   (Zip Code)


                   KELLOGG COMPANY SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)

 JAMES MARKEY, VICE PRESIDENT AND CHIEF COUNSEL -- SECURITIES AND INTERNATIONAL
                                 KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
                     (Name and Address of Agent for Service)

                                 (269) 961-2000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO                   AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT
BE REGISTERED)                          REGISTERED(1)     OFFERING PRICE PER        AGGREGATE OFFERING       OF REGISTRATION
                                                               SHARE(2)                  PRICE(2)                 FEE(2)
Common Stock                              18,000,000            $33.175               $597,150,000              $48,309.44
par value $.25 per
share

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Kellogg Company Savings and Investment Plan.

2. Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the common stock of the Registrant as reported on the New York Stock Exchange as of September 24, 2003.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Form S-8 Registration Statement is filed pursuant to General Instruction E for the purpose of registering 18,000,000 additional shares of common stock, par value $0.25 per share ("Common Stock"), of Kellogg Company (the "Registrant"), issuable pursuant to the Kellogg Company Savings and Investment Plan. The contents of the Registrant's previously filed Form S-8 Registration Statement (File No. 333-27293), as filed with the Securities and Exchange Commission (the "Commission") on March 3, 1989, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         We shall send or give to each participant in the Kellogg Company Savings and Investment Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Commission, such documents are not being filed with or included in this Registration Statement. These documents and the documents incorporated by reference into this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that have been filed with the Commission by the Registrant are incorporated herein by reference:

         (a) The Registrant's registration statement on Form S-8 filed March 3, 1989 (file no. 33-27293);

         (b) The Registrant's annual report with respect to the Kellogg Company Savings and Investment Plan on Form 11-K for the year ended December 31, 2002, filed June 26, 2003;

         (c) The Registrant's annual reports on Form 10-K for the fiscal year ended December 28, 2002 (File No. 1-4171), containing audited financial statements for the Registrant's latest fiscal year;

         (d) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 29, 2003 and June 28, 2003 (File No. 1-4171);

         (e) The Registrant's current report on Form 8-K dated June 5, 2003;

         (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (File No. 1-4171) since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above; and

         (g) The description of the Registrant's common stock, par value $.25 per share, which is contained in Item 14 of the Registrant's Application for Registration of Securities on a National Securities Exchange on Form 10 dated March 20, 1959 filed with the Commission (File No. 1-4171) under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legal matters addressed in the opinion as to the legality of the securities being registered (attached hereto as Exhibit 5.1) have been passed on for the Registrant by James Markey, Vice President and Chief Counsel -- Securities and International. Mr. Markey is compensated as an employee, is eligible to participate in the Kellogg Company Savings and Investment Plan and as of September 16, 2003, is the owner of approximately 860 shares of common stock of the Registrant and is the holder of options to acquire approximately 91,400 shares of common stock of the Registrant.



ITEM 8. EXHIBITS

EXHIBIT NUMBER            DESCRIPTION OF EXHIBIT

4.1 Amended and Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit
                          4.1 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.2 By-laws of Kellogg Company, as amended, incorporated by reference to Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, Commission file number 1-4171.

4.3 Kellogg Company Savings and Investment Plan, as amended and restated.

5.1 Opinion of the Registrant's Vice President and Chief Counsel -- Securities and International as to the legality of the additional securities being registered.

23.1 Consent of the Registrant's Vice President and Chief Counsel -- Securities and International (included in opinion filed as Exhibit 5.1).

23.2                      Consent of PricewaterhouseCoopers LLP.

24.1                      Powers of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 29th day of September, 2003.

                                         KELLOGG COMPANY

                                         By:       /s/ Carlos M. Gutierrez
                                              ----------------------------------
                                              Carlos M. Gutierrez
                                              Chairman of the Board
                                              and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, the ERISA Finance Committee, appointed by the Board to administer the Kellogg Company Savings and Investment Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Battle Creek, State of Michigan, on this 29th day of September, 2003.

                                         Kellogg Company Savings and Investment
                                         Plan

                                         By:         /s/ John A. Bryant
                                              ----------------------------------
                                              John A. Bryant
                                              Chairman of the ERISA Finance
                                              Committee


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2003.

               SIGNATURE                                                                   TITLE

   /s/ Carlos M. Gutierrez                                               Chairman of the Board and Chief Executive
---------------------------------------------                              Officer (Principal Executive Officer)
Carlos M. Gutierrez

   /s/ John A. Bryant                                                   Executive Vice President and Chief Financial
--------------------------------------------                               Officer (Principal Financial Officer)
John A. Bryant

  /s/ Jeffrey M. Boromisa                                                   Senior Vice President and Corporate
--------------------------------------------                             Controller (Principal Accounting Officer)
Jeffrey M. Boromisa

                      *                                                                   Director
--------------------------------------------
Benjamin S. Carson, Sr.

                      *                                                                   Director
--------------------------------------------
John T. Dillon

                      *                                                                   Director
--------------------------------------------
Claudio X. Gonzalez

                      *                                                                   Director
--------------------------------------------
Gordon Gund

                      *                                                                   Director
--------------------------------------------
James M. Jenness

                      *                                                                   Director
--------------------------------------------
Dorothy A. Johnson

                      *                                                                   Director
--------------------------------------------
L. Daniel Jorndt

                      *                                                                   Director
--------------------------------------------
Ann McLaughlin Korologos

                      *                                                                   Director
--------------------------------------------
William D. Perez

                      *                                                                   Director
--------------------------------------------
William C. Richardson

                      *                                                                   Director
--------------------------------------------
John L. Zabriskie

*By:              /s/ James Markey                                                   September 29, 2003
     ------------------------------------------------
                 James Markey
                 As Attorney-in-fact

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER            DESCRIPTION OF DOCUMENT

4.1 Amended and Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit
                          4.1 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.2 By-laws of Kellogg Company, as amended, incorporated by reference to Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, Commission file number 1-4171.

4.3 Kellogg Company Savings and Investment Plan, as amended and restated.

5.1 Opinion of the Registrant's Vice President and Chief Counsel -- Securities and International as to the legality of the additional securities being registered.

23.1 Consent of the Registrant's Vice President and Chief Counsel -- Securities and International (included in opinion filed as Exhibit 5.1).

23.2                      Consent of PricewaterhouseCoopers LLP.

24.1                      Powers of Attorney.